Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP ONE BEACON STREET BOSTON, MASSACHUSETTS 02108-3194 _____________ TEL: (617) 573-4800 FAX: (617) 573-4822 www.skadden.com May 18, 2010

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Boise Paper Holdings, L.L.C. Boise Finance Company 1111 West Jefferson Street, Suite 200 Boise, Idaho 83702

RE:	Registration Statement on Form S-4 of Boise Paper Holdings, L.L.C., Boise Finance Company and the Entities Listed on Schedule I hereto

Ladies and Gentlemen:

We have acted as special counsel to Boise Paper Holdings, L.L.C., a Delaware limited liability company, and Boise Finance Company, a Delaware corporation (collectively, the “Issuers”), in connection with the public offering of up to $300,000,000 aggregate principal amount of the Issuers’ 9% Senior Notes due 2017 (the “Exchange Notes”) and related guarantees (the “Guarantees”) by the Note Guarantors (as defined below). The Exchange Notes and the Guarantees are to be issued pursuant to an exchange offer (the “Exchange Offer”) in exchange for a like principal amount of the Issuers’ issued and outstanding 9% Senior Notes due 2017 (the “Original Notes”) under the Indenture, dated as of October 26, 2009 (the “Indenture”), among the Issuers, the entities listed on Schedule I hereto (collectively, the “Delaware Note Guarantors”), the entity listed on Schedule II hereto (together with the Delaware Note Guarantors, the “Note Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as contemplated by the Registration Rights Agreement, dated as of October 26, 2009 (the “Registration Rights Agreement”), by and among the Issuers, the Note Guarantors and J.P. Morgan Securities Inc., as representative of the several initial purchasers listed on Schedule 1 thereto.

Boise Paper Holdings, L.L.C.

Boise Finance Company

May 18, 2010

This opinion is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions set forth herein, we have examined and relied on originals or copies of the following: (a) the registration statement on Form S-4 of the Issuers and the Note Guarantors relating to the Exchange Notes and the Guarantees filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act on the date hereof (such registration statement being hereinafter referred to as the “Registration Statement”); (b) an executed copy of the Indenture; (c) an executed copy of the Registration Rights Agreement; (d) the certificate of incorporation, articles of incorporation, or certificate of formation, as applicable, of each of the Issuers and the Delaware Note Guarantors; (e) the bylaws or operating agreement, as applicable, of each of the Issuers and Delaware Note Guarantors; (f) certain resolutions adopted by the board of directors, sole director or sole member, as applicable, of each of the Issuers and Delaware Note Guarantors relating to the Indenture, the Exchange Offer, the issuance of the Exchange Notes and the Guarantees and related matters; and (g) the form of Exchange Notes included in the Indenture.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Issuers and the Note Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Issuers, the Note Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Issuers and the Delaware Note Guarantors, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and, except to the extent expressly set forth in our opinions below, the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Issuers, the Note Guarantors and others and of public officials.

Boise Paper Holdings, L.L.C.

Boise Finance Company

May 18, 2010

We do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act and those laws, rules and regulations of the State of New York and the federal laws, rules and regulations of the United States of America in each case, that are normally applicable to transactions of the type of the Exchange Offer and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such law (other than Opined on Law) on the opinions herein stated. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The opinions set forth below are subject to the following further qualifications, assumptions and limitations:

(a) we do not express any opinion as to the effect on the opinions expressed herein of (i) the compliance or noncompliance of any party to the Indenture (other than with respect to the Issuers and the Note Guarantors to the extent necessary to render the opinions set forth herein) with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than with respect to the Issuers and the Note Guarantors to the extent necessary to render the opinions set forth herein);

(b) the validity or enforcement of any agreement or instrument may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

(c) we have assumed that the execution and delivery by the Issuers of the Exchange Notes and by the Note Guarantors of the Guarantees and the performance of their respective obligations thereunder do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Issuers or the Note Guarantors or their properties is subject; and

Boise Paper Holdings, L.L.C.

Boise Finance Company

May 18, 2010

(d) we do not express any opinion as to the applicability or effect of any fraudulent transfer, preference or similar law on the Indenture or any transactions contemplated thereby.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Registration Statement, as finally amended, has become effective under the Securities Act, the Indenture has been qualified under the Trust Indenture Act of 1939 and the Exchange Notes and the Guarantees have been duly executed, authenticated, issued and delivered in exchange for the Original Notes and the related guarantees of the Original Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, (A) the Exchange Notes will constitute valid and binding obligations of each of the Issuers, enforceable against each of the Issuers in accordance with their terms and (B) the Guarantee of each Note Guarantor will constitute valid and binding obligations of each Note Guarantor, enforceable against such Note Guarantor in accordance with their terms.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

Boise Paper Holdings, L.L.C.

Boise Finance Company

May 18, 2010

SCHEDULE I

DELAWARE NOTE GUARANTORS

Guarantor	Jurisdiction of Organization
BZ Intermediate Holdings LLC	Delaware
Boise Packaging & Newsprint, L.L.C.	Delaware
Boise White Paper, L.L.C.	Delaware
Boise Cascade Transportation Holdings Corp.	Delaware
Boise White Paper Sales Corp.	Delaware
Boise White Paper Holdings Corp.	Delaware
Bemis Corporation	Delaware
B C T Inc.	Delaware
International Falls Power Company	Delaware
Boise Co-Issuer Company	Delaware

Boise Paper Holdings, L.L.C.

Boise Finance Company

May 18, 2010

SCHEDULE II

NON-DELAWARE NOTE GUARANTOR

Guarantor	Jurisdiction of Organization
Minnesota, Dakota & Western Railway Company	Minnesota